CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2011, relating to our audit of the consolidated financial statements of TF Financial Corporation, appearing in the Annual Report on Form 10-K of TF Financial Corporation for the year ended December 31, 2010.

Wexford, PA
June 28, 2011

S.R. Snodgrass, A.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone (724) 934-0344 * Facsimile: (724) 934-0345